CUSIP No. .M7946T104	13G

Exhibit 1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Pointer Telocation Ltd. Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. In accordance with Rule 13d-1(k)(1), the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G and any amendments thereto with respect to the equity securities (as defined in Rule 13d-1(i)) of the issuer, beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G and any amendments thereto.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

6/19/ 2017

Noked Equity LP

/s/ Dikla Kaftzan

Shlomi Bracha, Managing Partner
Dikla Kaftzan, Legal counsel

Noked Opportunity L.P

/s/ Dikla Kaftzan

Shlomi Bracha, Managing Partner
Dikla Kaftzan, Legal counsel

Noked Capital Ltd.

/s/ Dikla Kaftzan

Shlomi Bracha, Managing Partner
Dikla Kaftzan, Legal counsel

Noked Equity Investments Ltd.

/s/ Dikla Kaftzan

Shlomi Bracha, Managing Partner
Dikla Kaftzan, Legal counsel